                                                                 EXHIBIT (23)(g)

June 30, 2003


State Street Bank and Trust Company
801 Pennsylvania Avenue
Kansas City, MO 64105
Attn:  Vice President, Custody

Dear Sir or Madam:

     Lord Abbett Securities Trust (the "Fund"), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored mutual funds and State Street Bank and Trust Company ("State Street") dated November 1, 2001 (the "Agreement"), requests an amendment to the Agreement pursuant to
Section 17.

     Section 17 of the Agreement provides that, "in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeping under the terms [of the Agreement], it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio [under the terms of the Agreement]." This letter is to notify State Street that on April 22, 2003, the Fund's Board executed an Amendment to the Declaration and Agreement of Trust establishing a new Portfolio of the Fund, (the "Portfolio") the legal name of which is as follows: Lord Abbett Large-Cap Value Fund. It is the Fund's desire to have State Street render services as custodian and recordkeeper to the Portfolio under the terms of the Agreement; therefore, the Fund requests that State Street agree, in writing, to provide such services to the Portfolio thereby making the Portfolio a Portfolio under the terms of the Agreement.

     Attached is an Amended Exhibit A to the Agreement that shows the entity names and series of each fund that participates in the Agreement as of the close of business on June 30, 2003.

     It is currently anticipated that the registration statement for the Portfolio will become effective on June 30, 2003. Accordingly, we appreciate your prompt attention to this matter. Please indicate State Street's acceptance by signing below.

                                       Lord Abbett Securities Trust

                                       ---------------------------------
                                       Paul A. Hilstad
                                       Vice President and Secretary

Accepted:


-------------------------------------
Vice President, Custody
State Street Bank and Trust Company

Enclosures

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                     EXHIBIT A (amended as of June 30, 2003)

                                                                   TYPE OF
ENTITY AND SERIES                                                  ENTITY           JURISDICTION
Lord Abbett Developing Growth Fund, Inc.                           Corporation      Maryland
Lord Abbett Affiliated Fund, Inc.                                  Corporation      Maryland
Lord Abbett Bond-Debenture Fund, Inc.                              Corporation      Maryland
Lord Abbett Mid-Cap Value Fund, Inc.                               Corporation      Maryland
Lord Abbett Large-Cap Growth Fund                                  Business Trust   Delaware
Lord Abbett Blend Trust                                            Business Trust   Delaware
       Lord Abbett Small-Cap Blend Fund
Lord Abbett Securities Trust                                       Business Trust   Delaware
       Alpha Series
       Lord Abbett All Value Fund
       International Series
       Lord Abbett Micro-Cap Growth Fund
       Lord Abbett Micro-Cap Value Fund
       Lord Abbett Large-Cap Value Fund
Lord Abbett Research Fund, Inc.                                    Corporation      Maryland
       Lord Abbett Growth Opportunities Fund
       Large-Cap Series
       Small-Cap Value Series
       Lord Abbett America's Value Fund
Lord Abbett Investment Trust                                       Business Trust   Delaware
       Balanced Series
       Core Fixed Income Fund
       Lord Abbett High Yield Fund
       Limited Duration U.S. Government Securities Series
       Lord Abbett Total Return Fund
       U.S. Government Securities Series
       Lord Abbett Convertible Fund
Lord Abbett Series Fund, Inc.                                      Corporation      Maryland
       All Value Portfolio
       America's Value Portfolio
       Bond-Debenture Portfolio
       Growth and Income Portfolio
       Growth Opportunities Portfolio
       International Portfolio
       Mid-Cap Value Portfolio
Lord Abbett Global Fund, Inc.                                      Corporation      Maryland
       Equity Series
       Income Series
Lord Abbett Tax-Free Income Fund, Inc.                             Corporation      Maryland
       Lord Abbett California Tax-Free Income Fund
       Lord Abbett Connecticut Tax-Free Income Fund
       Lord Abbett Hawaii Tax-Free Income Fund
       Lord Abbett Minnesota Tax-Free Income Fund
       Lord Abbett Missouri Tax-Free Income Fund
       Lord Abbett National Tax-Free Income Fund
       Lord Abbett New Jersey Tax-Free Income Fund
       Lord Abbett New York Tax-Free Income Fund
       Lord Abbett Texas Tax-Free Income Fund
       Lord Abbett Washington Tax-Free Income Fund

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
Lord Abbett Tax-Free Income Trust                                  Business Trust   Delaware
       Florida Series
       Georgia Series
       Michigan Series
       Pennsylvania Series
       Lord Abbett Insured Intermediate Tax-Free Fund
Lord Abbett U.S. Government Securities Money Market Fund, Inc.     Corporation      Maryland